Exhibit 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 20, 2007 with respect to the financial statements of MBI Advanced Computer Systems LTD and its Subsidiary in the Registration Statement (Form S-1/A) and related Prospectus of GlassHouse Technologies, Inc. for the registration of shares of its common stock.

/s/ Kost Forer Gabbay & Kasierer

A Member of Ernst & Young Global

Tel Aviv, Israel

August 4, 2010